Exhibit 3.1

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

ADCHINA LTD.

(adopted by a special resolution dated February 13, 2012)

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

AdChina Ltd.

(adopted by a special resolution dated February 13, 2012)

INTERPRETATION

1.                                      The name of the Company is AdChina Ltd.

2.                                      The Registered Office of the Company shall be at the offices of Corporate Filing Services Limited, 4th Floor, Harbour Centre, P.O. Box 613, George Town, Grand Cayman, Cayman Islands, British West Indies, or at such other place as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2011 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.                                      The share capital of the Company is US$6,278.00 divided into (i) 78,000,000 Ordinary Shares of par value US$0.00005 each, and (ii) 47,560,000 Preferred Shares of par value US$0.00005 each, 13,260,000 of which are designated as Series A Preferred Shares, 18,300,000 of which are designated as Series B Preferred Shares, 9,630,000 of which are designated as Series C Preferred Shares, and 6,370,000 of which are designated as Series D Preferred Shares.

6.                                      The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.                                      Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

AdChina Ltd.

(adopted by a special resolution dated February 13, 2012)

INTERPRETATION

1.                                      In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”

means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, and any immediate family member, shareholder, member or partner of such Person.

“Applicable Conversion Price”	means the then-effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable.

“Articles”	means these articles of association of the Company as originally formed or as from time to time altered by Special Resolution.

“Audit Committee”	shall have the meaning set forth in Article 87.2.

“Auditor”	means the Person for the time being performing the duties of auditor of the Company (if any).

“Automatic Conversion”	shall have the meaning set forth in Article 7.3C hereof.

“Board of Directors”	means the board of Directors of the Company.

“Company”	means the above named company.

“Compensation Committee”	shall have the meaning set forth in Article 87.2.

“Competitor”

means any Persons or Affiliates of any such Person that operates any business that is primarily directed at the same territories and/or regions as the Group Companies, that is substantially similar to or in direct competition with the business of the Group Companies.

“Control”

means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the Members or shareholders of such Person or power to control the composition of the Board of Directors of such Person; the terms “Controlled” and “Controlling” have the meaning correlative to the foregoing.

“Convertible Securities”	shall have the meaning set forth in Article 7.3(E)(5)(a)(ii) hereof.

“Director”	means a director for the time being of the Company and shall include an alternate Director appointed in accordance with these Articles.

“Domestic Entities”	Kendall Technology Development (Shanghai) Co., Ltd. (舜易科技发展（上海）有限公司), Shanghai

Menlo Network Technologies, Inc. (易准科技发展（上海）有限公司), Shanghai Yizhun Culture and Media Co., Ltd. (上海易准文化传媒有限公司), Shanghai New E-Media Advertising Co., Ltd. (上海新易传媒广告有限公司), and Shanghai Yihong Advertising Co., Ltd. (上海易宏传媒广告有限公司), each a limited liability company organized and existing under the laws of the PRC.

“Electronic Record”	has the same meaning as given in the Electronic Transactions Law (2003 Revision).

“Excepted Issuances”	shall have the meaning set forth in Article 7.3(E)(5)(a)(iii) hereof.

“Exempted Distribution”

means (a) a dividend payable solely in Ordinary Shares, (b) the repurchase of Ordinary Shares by the Company at no more than cost from terminated employees, officers or consultants, (c) the repurchase or redemption of Ordinary Shares or Preferred Shares by the Company as a result of the exercise of the Company’s rights of first refusal over such Shares; and (d) the redemption of Shares in connection with the conversion of the Preferred Shares into Ordinary Shares pursuant to Article 7.3.

“Group Company”

means the Company and any Person (other than a natural person) (i) that is directly or indirectly Controlled by the Company or (ii) whose assets, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with US GAAP or PRC GAAP, including but not limited to the Domestic Entities.

“Initiating Shareholders”	shall have the meaning set forth in Article 7.5A.

“Interested Transaction”	shall have the meaning set forth in Article 84 hereof.

“Investors’ Rights Agreement”	means the Fourth Amended and Restated Investors’ Rights Agreement, dated February 13, 2012 among the Company and certain other parties named therein, as amended from time to time.

“Independent Directors”	shall have the meaning set forth in Article 66 hereof.

“Junior Shares”	All classes and series of Shares that are junior in rights and preferences to the Preferred Shares, including the Ordinary Shares.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company as originally formed or as from time to time altered by Special Resolution.

“New Securities”	shall have the meaning set forth in Article 7.3(E)(5)(a)(iii) hereof.

“Observer”	shall have the meaning set forth in Article 66 hereof.

“Options”	shall have the meaning set forth in Article 7.3(E)(5)(a)(i) hereof.

“Ordinary Directors”	shall have the meaning set forth in Article 66 hereof.

“Ordinary Resolution”	means a resolution passed by a simple majority of the votes cast calculated in accordance with Article 53.

“Ordinary Share”	Means an ordinary share of US$0.00005 par value per share in the capital of the Company having the rights attaching to it as set out herein.

“Person”

means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC”	means the People’s Republic of China, but solely for the purposes hereof excludes the Hong Kong Special Administrative Region, Macau Special Administrative

Region and the island of Taiwan.

“PRC GAAP”	means the Corporate Accounting Standards (2006) （企业会计准则(2006)） as promulgated by the Ministry of Finance of the PRC and as amended and in effect from time to time.

“Preferred Directors”	means collectively, the Series A Director, the Series B Director and the Series C Director.

“Preferred Share”	means a preferred share of any series of US$0.00005 par value per share in the capital of the Company having the rights, preference and privileges attaching to it set out herein.

“Qualified Public Offering”

means the first firm commitment underwritten public offering of the Ordinary Shares of the Company made pursuant to an effective registration statement under the United States Securities Act of 1933 (the “Securities Act”), as amended, on the New York Stock Exchange or the NASDAQ Global Market, or an offering or listing on the Hong Kong Stock Exchange (main board) or another internationally recognized stock exchange at a public offering price (prior to customary underwriters’ discounts, commissions and expenses) equal to or greater than one and one-tenth (1.1) times the Series D Issue Price (as adjusted for any share dividends, combinations, splits or recapitalizations with respect to such shares) per Ordinary Share with aggregate gross proceeds to the Company and/or any selling shareholders (before deduction for underwriters’ discounts, commissions and expenses relating to the issuance, including without limitation fees of the underwriters’ counsel) in excess of US$30,000,000; provided, however, that the definition of “Qualified Public Offering” may be amended with the consent of the holders of a majority of the outstanding Series C Preferred Shares and a majority of the outstanding Series D Preferred Shares, each voting as a separate class.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the

Company.

“Right of First Refusal and Co-Sale Agreement”	means the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated February 13, 2012 among the Company and certain other parties named therein, as amended from time to time.

“Series A Conversion Price”	shall have the meaning set forth in Article 7.3A hereof.

“Series B Conversion Price”	shall have the meaning set forth in Article 7.3A hereof.

“Series C Conversion Price”	shall have the meaning set forth in Article 7.3A hereof.

“Series D Conversion Price”	shall have the meaning set forth in Article 7.3A hereof.

“Series A Director”	shall have the meaning set forth in Article 66.

“Series B Director”	shall have the meaning set forth in Article 66.

“Series C Director”	shall have the meaning set forth in Article 66.

“Series A Preferred Share”	means a Series A Preferred Share of US$0.00005 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series B Preferred Share”	means a Series B Preferred Share of US$0.00005 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series C Preferred Share”	means a Series C Preferred Share of US$0.00005 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series D Preferred Share”	means a Series D Preferred Share of US$0.00005 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series A Issue Price”	means US$0.59235, as adjusted for any share dividends, combinations, splits or recapitalizations with respect to Series A Preferred Shares.

“Series B Issue Price”	means US$1.011, as adjusted for any share dividends, combinations, splits or recapitalizations with respect to Series B Preferred Shares.

“Series C Issue Price”	means US$4.1563, as adjusted for any share dividends, combinations, splits or recapitalizations with respect to Series C Preferred Shares.

“Series D Issue Price”	means US$6.289, as adjusted for any share dividends, combinations, splits or recapitalizations with respect to Series D Preferred Shares.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Share” and “Shares”	means a share or shares in the capital of the Company and includes a fraction of a share.

“Share Purchase Agreement”	means the Series D Preferred Share Purchase Agreement, dated February 10, 2012 among the Company and certain other parties named therein, as amended from time to time.

“Special Resolution”

means a resolution passed by no less than a two-thirds majority of votes cast calculated in accordance with Article 53 or, where passed by resolution in writing, by all Members entitled to vote as provided in Article 44.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in effect.

“Trade Sale”	shall have the meaning set forth in Article 7.2B.

“US GAAP”	means generally accepted accounting principles in the United States.

2.                                      In the Articles:

2.1                               words importing the singular number include the plural number and vice-versa;

2.2                               words importing the masculine gender include the feminine gender;

2.3                               “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.4                               references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.5                               any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.6                               headings are inserted for reference only and shall be ignored in construing these Articles; and

2.7                               Section 8 of the Electronic Transaction Law shall not apply.

2.8                               For the avoidance of doubt, each other Article herein is subject to the provisions of Articles 7, 66, 73 and 87 and, subject to the requirements of the Statute, in the event of any conflict, the provisions of Articles 7, 66, 73 and 87 shall prevail over any other Article herein.

COMMENCEMENT OF BUSINESS

3.                                      The business of the Company may be commenced as soon after incorporation as the Directors shall see fit notwithstanding that any part of the Shares may not have been allotted. The Company shall have perpetual existence until wound up or struck off in accordance with the Statute and these Articles.

4.                                      The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

5.                                      Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in a general meeting) and to the provisions of Articles 7 and 8 and without prejudice to any rights, preferences and privileges attached to any existing Shares, the Directors may allot, issue, grant options or warrants over or otherwise dispose of Shares of the Company with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Preferred Shares may be allotted and issued from time to time in one or more series. The series of Preferred Shares shall be designated prior to their allotment and issue. In the event that any Preferred Shares shall be converted pursuant to Article 7.3 hereof, respectively, the Shares so converted shall be cancelled and shall not be re-issuable by the Company. Further, any Share acquired by the Company by reason of redemption, repurchase, conversion or otherwise shall be cancelled and shall not be re-issuable by the Company.

6.                                      The Company shall not issue Shares to bearer.

PREFERRED SHARES

7.                                      Certain rights, preferences and privileges of the Preferred Shares of the Company are as follows:

7.1                               Dividends Rights.

A.                                    Each holder of the Series D Preferred Shares shall be entitled to participate in any dividend or distribution which the Company may determine to distribute from time to time, at such rate and with such preference pari passu with holders of the Series C Preferred Shares, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, per annum for each such Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

B.                                    Subject to Article 7.1(A), each holder of the Series C Preferred Shares shall be entitled to receive dividends at the rate of six percent (6%) of the Series C Issue Price, respectively, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, per annum for each such Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other, prior and in preference to, and satisfied before, any dividend on the Series B Preferred Shares, Series A Preferred Shares and Junior Shares. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

C.                                    Subject to Article 7.1(A), each holder of the Series B Preferred Shares shall be entitled to receive dividends at the rate of six percent (6%) of the Series B Issue Price, respectively, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, per annum for each such Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other, prior and in preference to, and satisfied before, any dividend on the Series A Preferred Shares and Junior Shares. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

D.                                    Subject to Article 7.1(A), each holder of the Series A Preferred Shares shall be entitled to receive dividends at the rate of six percent (6%) of the Series A Issue Price, respectively, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, per annum for each such Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other, prior and in preference to, and satisfied before, any dividend on the Junior Shares. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

E.                                     Except for any Exempted Distribution and any distribution pursuant to Article 7.2, no dividends shall be paid on or declared and set apart for any Junior Shares during any fiscal year of the Company until all dividends in the amounts set forth in Article 7.1(A), (B), (C) and (D) shall have been paid or declared and set apart during that fiscal year and unless and until a dividend in like amount as is paid on or declared and set apart for such Junior Share has been paid on or declared and set apart for each outstanding Series A, Series B, Series C and Series D Preferred Share (on an as if converted basis). Except for any Exempted Distribution and any distribution pursuant to Article 7.2, (i) holders of Series D Preferred Shares shall also be entitled to receive any non-cash dividends declared by the Board of Directors on an as-converted basis, prior and in preference to, and satisfied before, the amounts payable on the Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares and Junior Shares; (ii) holders of Series C Preferred Shares shall also be entitled to receive any non-cash dividends declared by the Board of Directors on an as-converted basis, prior and in preference to, and satisfied before, the amounts payable on the Series B Preferred Shares, Series A Preferred Shares and Junior Shares; (iii) holders of Series B Preferred Shares shall also be entitled to receive any non-cash dividends declared by the Board of Directors on an as-converted basis, prior and in preference to, and satisfied before, the amounts payable on the Series A Preferred Shares and Junior Shares; and (iv) holders of Series A Preferred Shares shall also be entitled to receive any non-cash dividends declared by the Board of Directors on an as-converted basis, prior and in preference to, and satisfied before, the amounts payable on the Junior Shares.

F.                                      Except for any Exempted Distribution, in the event the Company shall declare a distribution (other than any distribution described in Article 7.2) payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness or any combination of the foregoing, then, in each such case, the holders of Preferred Shares shall be entitled to a proportionate share of any such distribution as though the holders of Preferred Shares were the holders of the number of Ordinary Shares of the Company into which their Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution. In the event of any distribution pursuant to this Article 7.1(F), the amounts payable to the holders of Series D Preferred Shares shall be prior and in preference to, and satisfied before, the amounts payable to the holders of Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares and Junior Shares; (ii) the amounts payable to the holders of Series C Preferred Shares shall be prior and in preference to, and satisfied before, the amounts payable to the holders of Series B Preferred Shares, Series A Preferred Shares and Junior Shares; (iii) the amounts payable to the holders of Series B Preferred Shares shall be prior and in preference to, and satisfied before, the amounts payable to the holders of Series A Preferred Shares and Junior Shares and (iv) the amounts payable to the holders of Series A Preferred Shares shall be prior and in preference to, and satisfied before, the amounts payable to the holders of Junior Shares.

7.2                               Liquidation Rights.

A.                                    Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary:

(1)           Before any distribution or payment shall be made to the holders of any Junior Shares, Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, each holder of Series D Preferred Shares shall be entitled to receive, on parity with each other, an amount per share equal to one and one-tenth times (1.1 times) the Series D Issue Price, plus all dividends declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions). If, upon any such liquidation, distribution or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series D Preferred Shares, then such assets shall be distributed among the holders of Series D Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(2)           After full payment of the liquidation preferences payable to the holders of Series D Preferred Shares described above and before any distribution or payment shall be made to the holders of any Junior Shares, Series A Preferred Shares or Series B Preferred Shares, each holder of Series C Preferred Shares shall be entitled to receive, on parity with each other, an amount per share equal to one and a half times (1.5 times) the Series C Issue Price, plus all dividends declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions). If, upon any such liquidation, distribution or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series C Preferred Shares, then such assets shall be distributed among the holders of Series C Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(3)           After full payment of the liquidation preferences payable to the holders of Series D Preferred Shares and Series C Preferred Shares described above and before any distribution or payment shall be made to the holders of any Junior Shares or Series A Preferred Shares, each holder of Series B Preferred Shares shall be entitled to receive, on parity with each other, an amount per share equal to one and one-fifth times (1.2 times) the Series B Issue Price, plus all dividends declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions). If, upon any such liquidation, distribution or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series B Preferred Shares, then such assets shall be distributed among the holders of Series B Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(4)           After full payment of the liquidation preferences payable to the holders of Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares described above and before any distribution or payment shall be made to the holders of any Junior Shares, each holder of Series A Preferred Shares shall be entitled to receive, on parity with each other, an amount per share equal to the Series A Issue Price, plus all dividends declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions). If, upon any such liquidation, distribution or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series A Preferred Shares, then such assets shall be distributed among the holders of Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(5)           After distribution or payment in full of the amount distributable or payable on the Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares pursuant to Article 7.2(A)(1), Article 7.2(A)(2), Article 7.2(A)(3) and Article 7.2(A)(4), respectively, the remaining assets of the Company available for distribution to Members shall be distributed ratably among the holders of outstanding Ordinary Shares in proportion to the number of outstanding Ordinary Shares held by them.

B.                                    Liquidation on Trade Sale. Any of the following events (each, a “Trade Sale”) shall be treated as a liquidation under this Article 7.2 unless separately waived in writing by (i) the holders of at least a majority of the then outstanding Series A Preferred Shares, (ii) the holders of at least a majority of the then outstanding Series B Preferred Shares, (iii) the holders of at least a majority of the then outstanding Series C Preferred Shares, and (iv) the holders of at least a majority of the then outstanding Series D Preferred Shares:

(1)           any consolidation, amalgamation, scheme of arrangement or merger of the Company with or into any other Person or other corporate reorganization, in which the Members of the Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization, own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred;

(2)           a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of the Company);

(3)           the sale, pledge, transfer or other disposition of all or substantially all of the Company’s outstanding Shares (or any series of related transactions resulting in such sale, pledge, transfer or other disposition of all or substantially all of the Company’s outstanding Shares); or

(4)           a sale, transfer or a grant of an exclusive, irrevocable license of all or substantially all of the proprietary rights, or intellectual property owned, or controlled by ownership, contractual rights or otherwise, by the Company to a third party (other than another Group Company);

and upon any such event, any proceeds resulting to the Company or the Members of the Company therefrom shall be distributed in accordance with the terms of Article 7.2(A).

C.                                    If the consideration received by the Company or its Members in a liquidation (including without limitation any Trade Sale that is treated as a liquidation) is other than cash, its value will be deemed its fair market value as determined (unless otherwise provided for herein) in good faith by the Board of Directors (including the consent of (i) a majority of the Preferred Directors and (ii) at least one Ordinary Director).

D.                                    In the event that the Company shall propose at any time to consummate a Trade Sale, then, in connection with each such event, subject to any necessary approval required in the Statute and these Articles, the Company shall send to the holders of Preferred Shares at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of the holders of at least a majority of the voting power of the then outstanding Preferred Shares, voting as a single class and on an as converted basis.

E.                                     In the event the requirements of this Article 7.2 are not complied with, the Company shall forthwith either (i) cause the closing of the Trade Sale to be postponed until such time as the requirements of this Article 7.2 have been complied with, or (ii) cancel such transaction.

7.3                               Conversion Rights

The holders of the Preferred Shares shall have the rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares:

A.                                    Conversion Ratio. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series A Preferred Share shall be the quotient of the Series A Issue Price divided by the then effective Series A Conversion Price, which shall initially be the Series A Issue Price (the “Series A Conversion Price”) resulting in an initial conversion ratio for Series A Preferred Shares of 1:1. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series B Preferred Share shall be the quotient of the Series B Issue Price divided by the then effective Series B Conversion Price, which shall initially be the Series B Issue Price (the “Series B Conversion Price”) resulting in an initial conversion ratio for Series B Preferred Shares of 1:1. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series C Preferred Share shall be the quotient of the Series C Issue Price divided by the then effective Series C Conversion Price, which shall initially be the Series C Issue Price (the “Series C Conversion Price”) resulting in an initial conversion ratio for Series C Preferred Shares of 1:1. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series D Preferred Share shall be the quotient of the Series D Issue Price divided by the then effective Series D Conversion Price, which shall initially be the Series D Issue Price (the “Series D Conversion Price”) resulting in an initial conversion ratio for Series D Preferred Shares of 1:1.

B.                                    Optional Conversion. Subject to the Statute and these Articles, any Series A Preferred Share, Series B Preferred Share, Series C Preferred Share or Series D Preferred Shares may, at the option of the holder thereof, be converted at any time after the date of issuance of such Shares, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares based on the Applicable Conversion Price.

C.                                    Automatic Conversion. Each Series A Preferred Share shall automatically be converted, based on the Applicable Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the earlier of (i) the closing of a Qualified Public Offering, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding Series A

Preferred Shares (voting together as a separate class). Each Series B Preferred Share shall automatically be converted, based on the Applicable Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the earlier of (i) the closing of a Qualified Public Offering, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding Series B Preferred Shares (voting together as a separate class). Each Series C Preferred Share shall automatically be converted, based on the Applicable Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the earlier of (i) the closing of a Qualified Public Offering, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding Series C Preferred Shares (voting together as a separate class). Each Series D Preferred Share shall automatically be converted, based on the Applicable Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the earlier of (i) the closing of a Qualified Public Offering, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding Series D Preferred Shares (voting together as a separate class). Any conversion pursuant to this Article 7.3(C) shall be referred to as an “Automatic Conversion”.

D.                                    Conversion Mechanism. The conversion hereunder of any Preferred Share shall be effected in the following manner:

(1)           Except as provided in Articles 7.3(D)(2) and 7.3(D)(3) below, before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefor at the office of the Company or of any transfer agent for such share and shall give notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall effect such conversion by the redemption and cancellation of the Preferred Shares to be converted followed by the allotment and issuance of such number of Ordinary Shares receivable upon such conversion. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(2)           If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act, the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

(3)           Upon the occurrence of an event of Automatic Conversion, the holders of Preferred Shares shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Shares. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Ordinary Shares into which the Preferred Shares surrendered were convertible on the date on which such Automatic Conversion occurred. Upon such Automatic Conversion, the outstanding Preferred Shares shall be converted automatically into Ordinary Shares without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the Automatic Conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.

(4)           No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board of Directors either (i) pay cash equal to such fraction multiplied by the Applicable Conversion Price for Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares, as applicable, or (ii) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(5)           Upon conversion, all declared but unpaid share dividends on the Preferred Shares shall be paid in shares and all declared but unpaid cash dividends on the Preferred Shares shall be paid either in cash or by the issuance of further Ordinary Shares, at the option of the holders of the Preferred Shares.

(6)           The Directors of the Company may effect the conversion of Preferred Shares in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

E.                                     Adjustment of Applicable Conversion Price.              The Applicable Conversion Price shall be adjusted from time to time as provided below:

(1)           Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(2)           Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Applicable Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Applicable Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(3)           Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(4)           Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation in Article 7.2(B)), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(5)           Adjustments to Applicable Conversion Price for Dilutive Issuance.

(a)           Special Definition. For purpose of this Article 7.3(E)(5), the following definitions shall apply:

(i)            “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)           “Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)          “New Securities” shall mean all Ordinary Shares issued (or, pursuant to Article 7.3(E)(5)(c), deemed to be issued) by the Company after the date on which these Articles are adopted, other than the following issuances (collectively, the “Excepted Issuances”):

a).                                  Ordinary Shares (or other securities exercisable for such Ordinary Shares) issued or issuable to the Group Companies’ employees, officers, directors, consultants or any other Persons qualified pursuant to the 2007 Equity Incentive Plan of AdChina, Inc. assumed by the Company pursuant to the resolutions of the board of the directors of the Company on January 12, 2009 and the resolutions of the shareholders of the Company on January 12, 2009, the 2008 Stock Plan of AdChina, Inc. assumed by the Company pursuant to the resolutions of the board of the directors of the Company on June 17, 2009 and the resolutions of the shareholders of the Company on June 17, 2009, and the Company’s 2008 Share Plan adopted on January 12, 2009, each as amended from time to time (collectively, the “Plans”);

b).                                  Shares issued or issuable pursuant to the Share Purchase Agreement;

c).                                   Shares issued or issuable pursuant to a share split, share dividend, combination, recapitalization or other similar transactions of the Company;

d).                                  Shares issued or issuable upon the conversion of the Preferred Shares;

e).                                   any Shares issued or issuable upon the conversion or exercise of any option, warrant or other convertible or exercisable securities of the Company outstanding on the date these Articles are adopted;

f).                                    securities issued in connection with a bona fide acquisition of any Person or a bona fide acquisition of all or substantially all of the assets of any Person (whether in an individual transaction or a series of related transactions), or any voluntary dissolution, winding-up, liquidation of any Group Company, or any reduction of authorized share capital of any Group Company in a bona fide transaction, or series of related transactions that is approved by the Board of Directors (including approval of (i) a majority of the Preferred Directors and (ii) at least one Ordinary Director);

g).                                   any securities issued pursuant to an initial public offering; and

h).                                  any other issuance which the holders of a majority of a particular series of the Preferred Shares that is adversely affected, voting as a separate class, waive the adjustment in the Applicable Conversion Price respecting such series of the Preferred Shares.

(b)           No Adjustment of Applicable Conversion Price. No adjustment in the Applicable Conversion Price shall be made in respect of the issuance of New Securities unless the consideration per Share (determined pursuant to Article 7.3(E)(5)(e) hereof) for an additional Ordinary Share issued or deemed to be issued by the Company is less than such Applicable Conversion Price in effect on the date of, and immediately prior to such issuance, as provided for by Article 7.3(E)(5)(d). No adjustment in the Applicable Conversion Price otherwise required by this Article 7.3 shall affect any Ordinary Shares issued upon conversion of any Preferred Share prior to such adjustment.

(c)           Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the date on which these Articles are adopted shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of securities entitled to receive any such Options or Convertible Securities, each of the foregoing, other than in connection with an Excepted Issuance, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and

Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued unless the consideration per Share (determined pursuant to Article 7.3(E)(5)(e) hereof) of such New Securities would be less than the Applicable Conversion Price, as provided for by Article 7.3(E)(5)(d), in effect on the date of and immediately prior to such issue or record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

(i)                                     no further adjustment in the Applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(ii)                                  if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)                               no readjustment pursuant to Article 7.3(E)(5)(c)(ii) shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the Applicable Conversion Price on the original issuance date of such Preferred Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such Shares and the like);

(iv)                              upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the

Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

•                                          in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

•                                          in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Article 7.3(E)(5)(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(v)                                 if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Article 7.3(E)(5)(c) as of the actual date of their issuance.

(d)                                 Adjustment of Applicable Conversion Price upon Issuance of New Securities. In the event of an issuance of New Securities, at any time after the date on which these Articles are adopted, without consideration or for a consideration per share received by the Company (net of any selling concessions, discounts or commissions) less than the Applicable Conversion Price on the date of and immediately prior to such issue, then and in such event, the Applicable Conversion Price shall be reduced, concurrently with such issue, to a price determined as set forth below. The mathematical formula for determining any adjustment of the Applicable Conversion Price is as follows and is subject to the more detailed textual description set forth thereafter:

NCP=OCP*(OS+(NP/OCP))/(OS+NS)

WHERE:

NCP=the New Applicable Conversion Price

OCP= the existing Applicable Conversion Price immediately before the new issue (“Old Applicable Conversion Price”)

OS = the total outstanding Ordinary Shares immediately before the new issue plus the total Ordinary Shares issuable upon conversion of Convertible Securities and exercise of outstanding Options

NP = the total consideration received for the issuance or sale of the New Securities

NS = the number of New Securities issued or sold

The New Applicable Conversion Price shall be the amount equal to the price determined by multiplying the Old Applicable Conversion Price, by a fraction:

(i)                                     the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the total Ordinary Shares issuable upon conversion of Convertible Securities and exercise of outstanding Options plus the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of New Securities would purchase at the Old Applicable Conversion Price; and

(ii)                                  the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the total Ordinary Shares issuable upon conversion of Convertible Securities and exercise of outstanding Options plus the number of such New Securities so issued.

(e)                                  Determination of Consideration. For purposes of this Article 7.3(E)(5), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(i)                                     Cash and Property. Such consideration shall:

(1)                                  insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

(2)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors (including the consent of (i) a majority of the Preferred Directors and (ii) at least one Ordinary Director); and

(3)                                  in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses a) and b) above, as reasonably determined in good faith by the Board of Directors (including the consent of (i) a majority of the Preferred Directors and (ii) at least one Ordinary Director).

(ii)                                  Options and Convertible Securities. The consideration per Share received by the Company for New Securities deemed to have been issued pursuant to Article 7.3(E)(5)(c) hereof, relating to Options and Convertible Securities, shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in paragraph (i) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (ii) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(6)                                  Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 7.3 are not strictly applicable, but the failure to make any adjustment to the Applicable Conversion Price would not fairly protect the conversion rights of the Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 7.3, necessary to preserve, without dilution, the conversion rights of such Preferred Shares.

(7)                                  No Impairment. Subject to the right of the Company to amend its Memorandum and its Articles or take any other corporate action upon obtaining the necessary approvals required by these Articles and applicable law, the Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 7.3 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of Preferred Shares against impairment.

(8)                                  Certificate of Adjustment. In the case of any adjustment or readjustment of the Applicable Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of such Preferred Shares at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the Applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(9)                                  Notice of Record Date. In the event the Company shall propose o take any action of the type or types requiring an adjustment to the Applicable Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the holders of such Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(10)                            Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(11)                            Notices. Any notice required or permitted pursuant to this Article 7.3 shall be given in accordance with Articles 110 through 114.

(12)                            Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preferred Share so converted were registered.

7.4                                 Voting Rights.

A.                                   General Rights. Subject to the provisions of the Memorandum and these Articles, at all general meetings of the Company: (a) the holder of each Ordinary Share issued and outstanding shall have one vote in respect of each Ordinary Share held and (b) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s Members is first solicited. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which the Preferred Shares held by each holder could be converted) shall be rounded down to the nearest whole number (with one-half being rounded upward). Subject to provisions to Article 7.4, to the extent that the Statute allows the Preferred Shares to vote separately as a class or series with respect to any matters, such Preferred Shares shall have the right to vote separately as a class or series with respect to such matters.

B.                                     Protective Provisions.

1.                                       Shareholders Approval. For so long as 50% of the Preferred Shares (calculated on an as converted basis) on the date on which these Articles are adopted remain outstanding, in addition to such other limitations as may be provided in the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement and these Articles, any of the following acts (whether by merger, amalgamation, consolidation, scheme of arrangement, amendment or otherwise and whether in a single transaction or in a series of related transactions) shall require in each case the prior approval (by vote or written consent, as provided by the Statute) of the holders of a majority of the voting power of the Preferred Shares (voting as a single class and on an as converted basis):

(1)                                  the creation, authorization or issuance (by reclassification or otherwise) of any class or series of securities having rights, privileges, powers or preferences senior to or on a parity with the Series D Preferred Shares;

(2)                                  the payment, setting aside or declaration of a distribution or dividend with respect to any of the Shares or other equity interest in the Company or any other Group Company except pursuant to a liquidation, dissolution, or winding up of the Company or a Trade Sale that is treated as a liquidation, dissolution, or winding up of the Company;

(3)                                  any repurchase or redemption of any Share or equity interest, except the following: (i) the repurchase or redemption of Ordinary Shares at cost from terminated employees, officers, directors or consultants, (ii) the repurchase or redemption of Ordinary Shares or Preferred Shares by the Company as a result of the exercise of the Company’s rights of first refusal over such Shares; or (iii) the redemption of Shares in connection with the conversion of the Preferred Shares into Ordinary Shares pursuant to Article 7.3;

(4)                                  a Trade Sale of the Company or any other Group Company, or any voluntary dissolution, winding-up, liquidation of the Company or any other Group Company (except for a Trade Sale acceptable to and approved by the Initiating Shareholders in accordance with Article 7.5);

(5)                                  the effectuation of any recapitalization, reclassification, reorganization, voluntary dissolution, split off, spin off, or filing for bankruptcy with respect to the Company or any other Group Company;

(6)                                  any increase or decrease in the authorized number of Preferred Shares or any series thereof, or any increase or decrease in the authorized Ordinary Shares;

(7)                                  any adverse change to the rights, powers, privileges or preferences of any series of Preferred Shares set forth in the Memorandum and Articles except as waived by the holders of a majority of such series of Preferred Shares (for the avoidance of doubt, the consummation of the transactions contemplated by the Share Purchase Agreement shall not be deemed as an adverse change to the rights, powers, privileges or preferences of any series of Preferred Shares);

(8)                                  any increase or decrease of the size of the Board of Directors or any committee thereof or change or cause to be changed the composition of the board of directors of the Company of any other Group Company or any committee thereof other than pursuant to the Articles;

(9)                                  any amendment, alteration or repeal of any provision of the Memorandum and Articles, or any organization or constitutional documents of the Company or any other Group Company;

(10)                            the authorization, creation or issuance of any shares or other equity or debt securities or interest, or any securities or interest exercisable, convertible or exchangeable for any shares or other equity or debt securities or interest, by a subsidiary of the Company to any third party;

(11)                            the investment in, or divestiture or sale of any interest in a subsidiary of the Company; or

(12)                            any agreement or commitment to do any of the foregoing.

provided, however, that separate consent of the holders of at least a majority of the then outstanding Series D Preferred Shares or Series C Preferred Shares, as the case may be and each voting as a separate class on an as-converted basis, shall be required for any act that (i) materially and adversely affects the rights, privileges or preference of the Series D Preferred Shares or Series C Preferred Shares, as the case may be, in a manner different from the other series of Preferred Shares, or (ii) amends or waives any provision of the Memorandum and Articles that materially and adversely affects the rights, privileges or preference of the Series D Preferred Shares, Series C Preferred Shares, as the case may be, in a manner different than the other series of Preferred Shares.

2.                                       Board Approvals. Except pursuant to Article 7.5, the Company shall not, and shall procure that any other Group Company not to, whether by merger, amalgamation, consolidation, scheme of arrangement, amendment or otherwise and whether in a single transaction or in a series of related transactions, without first obtaining the approval (by vote or written consent, as provided by the Statute) of the Board of Directors (including the consent of a majority of the Preferred Directors), approve, directly or indirectly, make or effect:

(1)                                  any capital commitment or expenditure in excess of US$750,000 by the Company or any other Group Company;

(2)                                  any loans to or guarantees of indebtedness of any Person by the Company or any other Group Company;

(3)                                  any expansion or alteration of the Company’s business from that provided in the Company’s business plan provided to the holders of the Preferred Shares;

(4)                                  the hiring or termination of any officers or financial controller of any Group Company;

(5)                                  approval or amendment of the annual business plan or budget for the Group Companies;

(6)                                  any joint venture or alliance with any Person by any Group Company;

(7)                                  any transaction with any employee of the Group Companies outside the ordinary course of business;

(8)                                  any decision regarding the compensation (in cash or equity) of Mr. Fangjun (Alan) Yan, officers and directors of the Group Companies;

(9)                                  the adoption, administration or amendment of the terms of any employee share option plan, employee equity incentive plan or other similar arrangements of the Company, and any increase or decrease of the size of the Company’s option pool reserved for the purposes of any of such employee equity incentive plan;

(10)                            the licensing of the Company’s material intellectual property to a third party except for non-exclusive licenses granted to customers in the ordinary course of business; or

(11)                            any agreement or commitment to do any of the foregoing.

7.5                                 Drag Along Rights.

A.                                   In the event that prior to the completion of a Qualified Public Offering, the Company receives a written offer for a Trade Sale that is mutually acceptable to and approved by (i) the holders of a majority in voting power of the then outstanding Ordinary Shares held by all the full-time employees of the Group Companies, and (ii) the holders of a majority of the voting power of the Preferred Shares (voting as a single class and on an as converted basis) (the holders in clauses (i) and (ii) shall be referred to collectively as the “Initiating Shareholders”), the Company shall give to all (but not less than all) of the remaining Members a written notice of such approval, and each remaining Members and their respective assigns shall consent to, enter into any agreement in connection with, participate in, and shall cause all other shareholders of the Company to promptly consent to, enter into any agreement in connection with, and participate in, such Trade Sale; provided that such agreement provides for the distribution of proceeds in accordance with Article 7.2(A).

B.                                     Subject to Article 7.5(A), in the event such Trade Sale acceptable to and approved by the Initiating Shareholders is to be brought to a vote at a shareholder meeting, each holder of Shares entitled to vote at such meeting shall:

(1)                                  present (in person or by proxy) at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings and the presence of the number of votes necessary for the effectiveness of any shareholder resolutions;

(2)                                  vote (in person, by proxy or by action by written consent, as applicable) all shares of the capital securities of the Company as to which it has beneficial ownership in favour of such Trade Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Trade Sale;

(3)                                  refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Trade Sale;

(4)                                  execute and deliver all related documentation and take such other action in support of the Trade Sale as shall reasonably be requested by the Initiating Shareholders.

C.                                     Except for the Investors’ Rights Agreement, none of the shareholders of the Company nor any affiliates thereof shall deposit any shares of capital securities beneficially owned by such party or affiliate in a voting trust or subject any such shares of capital securities to any arrangement or agreement with respect to the voting of such shares of capital securities.

D.                                    If and to the extent that there are inconsistencies between any other provisions of the Memorandum and these Articles and this Article 7.5, the terms of this Article 7.5 shall prevail and control.

E.                                      This Article 7.5 shall cease to be effective upon a Qualified Public Offering.

ORDINARY SHARES

8.                                      Certain rights, preferences, privileges and limitations of the Ordinary Shares of the Company are as follows:

8.1                                 Dividend Provision. Subject to the preferential rights of holders of all series of Shares in the Company at the time outstanding having preferential rights as to dividends, the holders of the Ordinary Shares shall, subject to the Statute and these Articles, be entitled to receive, when, as and if declared by the Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Directors.

8.2                               Liquidation. Upon the liquidation, dissolution or winding up of the Company, the assets of the Company shall be distributed as provided in Article 7.2.

8.3                               Voting Rights. The holder of each Ordinary Share shall have the right to one vote, and shall be entitled to notice of any Members’ meeting in accordance with these Articles, and shall be entitled to vote upon such matters and in such manner as may be provided for in these Articles.

REGISTER OF MEMBERS

9.                                      The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute. The Register of Members shall be the only evidence as to who are the Members entitled to examine the Register of Members, the list required by Article 41 or the books of the Company, or to vote in person or by proxy at any meeting of Members.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

10.                               For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period that shall not in any case exceed forty (40) days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members, the Register of Members shall be closed for at least ten (10) days immediately preceding the meeting and the record date for such determination shall be the date of the closure of the Register of Members.

11.                               In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members, or any adjournment thereof, and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

12.                               If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

13.                               Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other Person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

14.                               The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

15.                               If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

16.                               The Shares of the Company are subject to transfer restrictions as set forth in the Investors’ Rights Agreement and the Right of First Refusal and Co-Sale Agreement. The Company will only register transfers of Shares that are made in accordance with such agreements and will not register transfers of Shares that are not made in accordance with such agreement.

17.                               The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and, if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members. The registration of transfers may be suspended at such time and for such periods as a majority of the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty five (45) days in any year.

REDEMPTION AND REPURCHASE OF SHARES; DUAL VOTING STRUCTURE

18.                               The Preferred Shares are not redeemable. The Ordinary Shares are not redeemable other than repurchases at cost in connection with the termination of service of any officer, employee, director or consultant of the Company. Subject to the provisions of the Statute and Articles 7 and 8, (i) the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company; (ii) the Directors may authorize the purchase by the Company of its own Shares in such manner and on such terms as they think fit; and (iii) the Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

19.                              [Reserved.]

20.                               [Reserved.]

VARIATION OF RIGHTS OF SHARES

21.                               Subject to Articles 7 and 8, if at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the issued and outstanding Shares of that class.

22.                               Subject to Article 7.4, the rights conferred upon the holders of the Shares shall not, unless otherwise expressly provided by the terms of issue of the Shares, be deemed to be varied by the creation or issue of further Shares ranking senior thereto or pari passu therewith and the provisions of these Articles relating to general meetings shall apply to, to the extent applicable, every class meeting of the holders of one class of Shares except the necessary quorum shall be one or more Persons holding or representing by proxy at least a majority of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

COMMISSION ON SALE OF SHARES

23.                               The Company may, so far as the Statute permits, pay a commission to any Person in consideration of his or her subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF INTERESTS

24.                               The Company shall not be bound by or compelled to recognise in any way (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

TRANSMISSION OF SHARES

25.                               If a Member dies, the survivor or survivors where such Member was a joint holder, and his or her legal personal representatives where such Member was a sole holder, shall be the only Persons recognised by the Company as having any title to such Member’s interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share that had been jointly held by such Member.

26.                               Any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some Person nominated by him or her as the transferee. If he or she elects to become the holder, he or she shall give written notice to the Company to that effect but the Directors shall, in any case, have the same right to decline or suspend registration as they would have had in the case of a transfer by that Member before his death or bankruptcy, as the case may be.

27.                               If the Person so becoming entitled shall elect to be registered as the holder, such Person shall deliver or send to the Company a notice in writing signed by such Person stating that he or she so elects.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

28.                               Subject to Article 7, the Company may by Ordinary Resolution:

28.1                        increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

28.2                        consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

28.3                        by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value;

28.4                        cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person; and

28.5                        perform any action not required to be performed by Special Resolution.

29.                               Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, and subject further to Article 7, the Company may by Special Resolution:

29.1                        change its name;

29.2                        alter or add to these Articles;

29.3                        alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

29.4                        reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

30.                               Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

31.                               All general meetings other than annual general meetings shall be called extraordinary general meetings.

32.                               The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings, the report of the Directors (if any) shall be presented.

33.                               The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

34.                               The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

35.                               A Members requisition is a requisition of Members of the Company holding, on the date of deposit of the requisition, not less than either (i) a majority of the voting power of all of the Ordinary Shares, or (ii) a majority of the voting power of all of the Preferred Shares (voting as a single class and on an as if converted basis) of the Company entitled to attend and vote at general meetings of the Company.

36.                               The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

37.                               If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

38.                               A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

39.                               At least five (5) days’ notice shall be given of any general meeting unless such notice is waived either before, at or after such meeting both (i) by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Ordinary Shares entitled to attend and vote thereat, and (ii) by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Preferred Shares (on an as if converted basis) of the Company entitled to attend and vote thereat. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed both (i) by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Ordinary Shares entitled to attend and vote thereat, and (ii) by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Preferred Shares (on an as if converted basis) of the Company entitled to attend and vote thereat.

40.                               The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any Person entitled to receive notice shall not invalidate the proceedings of that meeting.

41.                               The officer of the Company who has charge of the Register of Members of the Company shall prepare and make, at least two (2) days before every general meeting, a complete list of the Members entitled to vote at the general meeting, arranged in alphabetical order, and showing the address of each Member and the number of shares registered in the name of each Member. Such list shall be open to examination by any Member for any purpose germane to the meeting, during ordinary business hours, for a period of at least two (2) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member of the Company who is present.

PROCEEDINGS AT GENERAL MEETINGS

42.                               Subject to Article 45, no business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The holders of a majority of the aggregate voting power of all of the Ordinary Shares entitled to notice of and to attend and vote at such general meeting and the holders of a majority of the aggregate voting power of all of the Preferred Shares (on an as if converted basis) entitled to notice of and to attend and vote at such general meeting, together, present in person or by proxy or if a company or other non-natural Person by its duly authorised representative shall be a quorum.

43.                               A Person may participate at a general meeting by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a general meeting in this manner is treated as presence in person at that meeting.

44.                               A resolution in writing (in one or more counterparts) shall be as valid and effective as if the resolution had been passed at a duly convened and held general meeting of the Company if:

44.1                        in the case of a Special Resolution, it is signed by all Members required for such Special Resolution to be deemed effective under the Statute; or

44.2                        in the case of any resolution passed other than as a Special Resolution, it is signed by Members for the time being holding Shares carrying in aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a general meeting at which all Shares entitled to vote thereon were present and voted (calculated in accordance with Article 53) (or, being companies, signed by their duly authorised representative).

45.                               A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any general meeting, the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares (whether Preferred or Ordinary) of the Company represented at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided that, if notice of such general meeting has been duly delivered to all Members five (5) days prior to the scheduled meeting in accordance with the notice procedures hereunder, and the quorum is not present within one hour from the time appointed for the meeting solely because of the absence of any particular member, the meeting shall be adjourned to the third (3rd) following business day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all Members one business day prior to the adjourned meeting in accordance with the notice procedures hereunder and, if at the adjourned meeting, the quorum is not present within one half hour from the time appointed for the meeting solely because of such particular member, then the presence of such particular member shall not be required at such adjourned meeting. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

46.                               The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he or she shall not be present within ten (10) minutes after the time appointed for the holding of the meeting, or is unwilling or unable to act, the Directors present shall elect one of their number, or shall designate a Member, to be chairman of the meeting.

47.                               With the consent of a general meeting at which a quorum is present, the chairman may (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

48.                               A resolution put to the vote of the meeting shall be decided by a poll.

49.                               [Reserved.]

50.                               [Reserved.].

51.                               The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was conducted.

52.                               [Reserved].

VOTES OF MEMBERS

53.                               Except as otherwise required by law or these Articles, the Ordinary Shares and the Preferred Shares shall vote together on an as converted basis, and not as a separate class or series, on all matters submitted to a vote of Members. Each Ordinary Share issued and outstanding shall have one vote, and each Preferred Share issued and outstanding shall have the number of votes equal to the number of Ordinary Shares into which such Preferred Shares are convertible pursuant to Article 7.3.

54.                               In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

55.                              A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his or her committee, receiver, curator bonis or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other Person may vote by proxy.

56.                               No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a series of Shares unless he or she is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by such Member in respect of Shares have been paid.

57.                               No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

58.                               On a poll or on a show of hands, votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy, the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

59.                               A Member holding more than one Share need not cast the votes in respect of his or her Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him or her, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he or she is appointed either for or against a resolution and/or abstain from voting.

PROXIES

60.                               The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his or her attorney duly authorised in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

61.                               The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, no later than the time for holding the meeting or adjourned meeting. The chairman may in any event, at his or her discretion, direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

62.                               The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

63.                               Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

64.                               Any corporation or other non-natural Person that is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such Person as it thinks fit to act as its representative at any meeting of the Company or any class of Members, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

65.                               Shares in the Company that are beneficially owned by the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

APPOINTMENT OF DIRECTORS AND/OR OBSERVER

66.                               The maximum number of members comprising the Board of Directors shall be seven (7), which number of members shall not be changed except pursuant to an amendment to these Articles. (i) As long as no less than 50% of the Series A Preferred Share issued and outstanding on the date on which these Articles are adopted remain outstanding, the holders of the then outstanding Series A Preferred Shares, voting together as a separate class, shall be exclusively entitled to appoint one (1) Director (the “Series A Director”) to serve on the Board of Directors, (ii) as long as no less than 50% of the Series B Preferred Share issued and outstanding on the date on which these Articles are adopted remain outstanding, the holders of the then outstanding Series B Preferred Shares, voting together as a separate class, shall be exclusively entitled to appoint one (1) Director (the “Series B Director”) to serve on the Board of Directors, who shall be designated by Richmond China Media, L.P. so long as Richmond China Media, L.P. owns no less than 75% of the Series B Preferred Share held by it on the date on which these Articles are adopted, (iii) as long as no less than 50% of the Series C Preferred Share issued and outstanding on the date on which the Restated Memorandum and Articles are adopted remain outstanding, the holders of the then outstanding Series C Preferred Shares, voting together as a separate class, shall be exclusively entitled to appoint one (1) Director (the “Series C Director”) to serve on the Board of Directors, who shall be designated by Norwest Venture Partners VII-A-Mauritius so long as Norwest Venture Partners VII-A-Mauritius owns no less than 75% of the Series C Preferred Shares purchased by it from the Company, (iv) the holders of a majority in voting power of the then outstanding Ordinary Shares held by all the full time employees of the Group Companies, voting together as a separate class (and not with the Series A Preferred Shares, Series B Preferred Shares or Series, Series C Preferred Shares or Series D Preferred Shares), shall be exclusively entitled to appoint two (2) Directors (the “Ordinary Directors”) to serve on the Board of Directors, one (1) of whom shall be the Company’s then current Chief Executive Officer, and (v) the holders of a majority in voting power of the then outstanding Ordinary Shares held by all the full time employees of the Group Companies, voting together as a single class (and not with the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares), shall be exclusively entitled to nominate and appoint two (2) independent Directors (the “Independent Directors”), provided that such Independent Directors shall be subject to reasonable approval of the holders of a majority of the voting power of the Preferred Shares (voting as a separate class and on an as converted basis), which approval shall not be unreasonably withheld or delayed. If News America Incorporated and its Affiliates hold at least four million (4,000,000) Preferred Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like) and is not represented on the Board of Directors, it shall have the right to designate one individual (the “News America Observer”) to attend all meetings of the Board of Directors and all committees thereof (whether in person, by telephone or otherwise) in a non-voting observer capacity and receive all minutes of meetings of the Board of Directors and all committees thereof. If Arrowpoint and its Affiliates hold at least 1,000,000 Preferred Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like) and is not represented on the Board of Directors, it shall also have the right to designate one individual (the “Arrowpoint Observer,” and together with the News America Observer, the “Observers” to attend all meetings of the Board of Directors and committees other than the audit, compensation and nomination committees, as the case may be, thereof (whether in person, by telephone or otherwise) in a non-voting observer capacity and receive all minutes of meetings of the Board of Directors and committees thereof. The Company shall provide to the Observers, concurrently with the members of the Board of Directors, and in the same manner, notice of all meetings, including those that are rescheduled after an adjournment, and a copy of all materials provided to such members. The Observers may be excluded from all or any portion of a meeting of the Board of Directors or any committees thereof where his, her or their presence could reasonably result in (i) the disclosure of trade secrets to a Competitor of the Group Companies or (ii) the loss of attorney client privilege. When no Preferred Share is outstanding, all Directors shall instead be elected by the holders of a majority in voting power of the then outstanding Ordinary Shares.

POWERS OF DIRECTORS

67.                               Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by or under the direction of the Directors who may exercise all the powers of the Company; provided, however, that the Company shall not carry out any action inconsistent with Articles 7 and 8. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors that would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

68.                               All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine.

69.                               The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

70.                               Subject to Article 7.4, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture shares, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

VACATION OF OFFICE AND REMOVAL OF DIRECTOR

71.                               The office of a Director shall be vacated if:

71.1                        a Director gives notice in writing to the Company that he or she resigns the office of Director; or

71.2                        if the Director dies, becomes bankrupt or makes any arrangement or composition with such Director’s creditors generally; or

71.3                        if the Director is found to be or becomes of unsound mind;

71.4                        any Director who shall have been elected by a specified group of Members may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority in voting power of the Shares of such specified group, given at a special meeting of such Members duly called or by an action by written consent for that purpose. Any vacancy in the Board of Directors caused as a result of one or more of the events set out in Article 71.1 to 71.3 of any such Director who shall have been elected by a specified group of Members, may be filled by, and only by, the vote of the holders of a majority in voting power of the Shares of such specified group in accordance with Article 66 given at a special meeting of such Members or by an action by written consent, unless otherwise agreed upon among such Members.

PROCEEDINGS OF DIRECTORS

72.                               A Director may by a written instrument appoint an alternate who need not be a Director and an alternate is entitled to attend meetings in the absence of the Director who appointed him and to vote or consent in place of the Director. At all meetings of the Board of Directors a majority of the number of Directors elected in accordance with Article 66 that includes at least a majority of the Preferred Directors and one Ordinary Director shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the Directors present (in person or in alternate) at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Statute, the Memorandum or these Articles. If only one Director is elected, such sole Director shall constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting, until a quorum shall be present; provided that, if notice of the board meeting has been duly delivered to all directors of the Board three (3) days prior to the scheduled meeting in accordance with the notice procedures hereunder, and the quorum is not present within one half hour from the time appointed for the meeting solely because of the absence of a Preferred Director or an Ordinary Director, the meeting shall be adjourned to the third (3rd) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all directors one business day prior to the adjourned meeting in accordance with the notice procedures hereunder and, if at the adjourned meeting, the quorum is not present within one half hour from the time appointed for the meeting solely because of the absence of a Preferred Director or an Ordinary Director, then the presence of such Preferred Director or Ordinary Director, as the case may be, shall not be required at such adjourned meeting.

73.                               Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit, provided however that the board meetings shall be held at least once every three (3) months and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least three (3) days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons at least three (3) days prior to the next regularly scheduled board meeting.

74.                              A Person may participate in a meeting of the Directors or committee of the Board of Directors by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other at the same time. Participation by a Person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

75.                               A resolution in writing signed by all the Directors or all the members of a committee of the Board of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of the Board of Directors as the case may be, duly convened and held. The written resolution may be in the form of counterparts, each counterpart being signed by one or more Directors. If the written resolution is in one or more counterparts and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last Director has consented to the resolution by signed counterparts.

76.                               Meetings of the Board of Directors may be called by the President, Chief Executive Officer or any Preferred Director on forty-eight (48) hours’ notice to each Director, either personally, by telephone, by mail, by E-mail or by telegram; meetings shall be called by the President, Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any Director unless the board consists of only one Director; in which case meetings shall be called by the President, Chief Executive Officer or Secretary in like manner or on like notice on the written request of the sole Director.

77.                               The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

78.                               The Directors may elect a chairman of their board and determine the period for which he or she is to hold office; but if no such chairman is elected, or if at any meeting the chairman shall not be present within ten (10) minutes after the time appointed for holding the same, the Directors present may choose one of their members to be chairman of the meeting.

79.                               All acts done by any meeting of the Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director.

PRESUMPTION OF ASSENT

80.                               A Director of the Company who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director’s dissent shall be entered in the minutes of the meeting or unless the Director shall file his or her written dissent from such action with the Person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such Person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

DIRECTORS’ INTERESTS

81.                               Subject to Article 84, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

82.                               Subject to Article 84, a Director may act by him or herself or his or her firm in a professional capacity for the Company and such Director or firm shall be entitled to remuneration for professional services as if such Director were not a Director.

83.                               Subject to Article 84, a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by such Director as a director or officer of, or from his or her interest in, such other company.

84.                               In addition to any further restrictions set forth in these Articles, no Person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested (each, an “Interested Transaction”) be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such Interested Transaction by reason of such Director holding office or of the fiduciary relation thereby established, so long as the material facts of the interest of each Director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other Directors.

MINUTES

85.                               The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any series of Shares and of the Directors, and of committees of the Board of Directors including the names of the Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

86.                               Subject to these Articles, including but not limited to Articles 7.4 and 87, the Board of Directors may approve the delegation of any of their powers to any committee consisting of one or more Directors. The Board of Directors (including the affirmative vote of a majority of the Preferred Directors and at least one Ordinary Director) may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member if such other Director’s appointment is approved or ratified by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors and at least one Ordinary Director). Any committee, to the extent allowed by law and provided in the resolution establishing such committee (which resolution shall include the affirmative vote of a majority of the Preferred Directors and at least one Ordinary Director), shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Each committee shall keep regular minutes and report to the Board of Directors when required. The Board of Directors (including the affirmative vote of a majority of the Preferred Directors and at least one Ordinary Director) may also delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by such Person provided that the appointment of a managing Director shall be revoked forthwith if he or she ceases to be a Director. Any such delegation may be made subject to any conditions the Board of Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board of Directors shall be governed by the Articles regulating the proceedings of Board of Directors, so far as they are capable of applying.

87.                               Board Committees.

87.1                        Subject to these Articles, including but not limited to Articles 7.4 and 87.2, the Board of Directors may establish any committees, local boards or agencies or appoint any Person to be a manager or agent for managing the affairs of the Company and may appoint any Person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Board of Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board of Directors shall be governed by the Articles regulating the proceedings of the Board of Directors, so far as they are capable of applying. No committee created by the Board of Directors shall have more than three (3) members.

87.2        The Company shall establish and maintain a Compensation Committee of the Board of Directors (the “Compensation Committee”) and an Audit Committee of the Board of Directors (the “Audit Committee”). Each Compensation Committee and Audit Committee shall be comprised of no more than three (3) members of the Board of Directors. Two members of the Audit Committee shall be Preferred Directors. The Compensation Committee shall consist of one (1) Ordinary Director, who shall be the then current Chief Executive Officer, one (1) Preferred Director and one (1) Independent Director.

88.                               The Directors may by power of attorney or otherwise appoint any Person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

89.                               The Directors may by power of attorney or otherwise appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

90.                               Subject to these Articles, including but not limited to Articles 7.4 and 87.2, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of an officer’s appointment, an officer may be removed by resolution of the Directors or Members.

NO MINIMUM SHAREHOLDING

91.                               Subject to the approval by a majority of the Directors (including the consent of a majority of the Preferred Directors and at least one Ordinary Director), the Company in a general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed, a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

92.                               The remuneration to be paid to the Directors, if any, shall be such remuneration as determined by the Board of Directors (including the consent of a majority of the Preferred Directors and at least one Ordinary Director). The Directors shall also be entitled to be paid all documented travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Board of Directors or committees of the Board of Directors, or general meetings of the Company, or separate meetings of the holders of any series of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board of Directors, or a combination partly of one such method and partly the other.

93.                               The Directors may by resolution approve additional remuneration to any Director for any services other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his or her remuneration as a Director. The Company shall promptly reimburse the reasonable and documented expenses of the Observer incurred in connection with her attendance of the meetings of the Board of Directors in the same manner as it does for the members of the Board of Directors.

SEAL

94.                               The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Board of Directors authorised by the Board of Directors. Every instrument to which the Seal has been affixed shall be signed by at least one Person who shall be either a Director or some officer or other Person appointed by the Directors for the purpose.

95.                               The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

96.                               A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his or her signature alone to any document of the Company required to be authenticated by him or her under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

97.                               Subject to the Statute and these Articles, the Directors may declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the assets of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

98.                               All dividends and distributions shall be declared and paid according to the provisions of Articles 7 and 8.

99.                               The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by such Member to the Company on account of calls or otherwise.

100.                        Subject to the provisions of Articles 7 and 8, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

101.                        Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the Share held by them as joint holders.

102.                        No dividend or distribution shall bear interest against the Company, except as expressly provided in these Articles.

103.                        Any dividend that cannot be paid to a Member and/or that remains unclaimed after six (6) months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member. Any dividend that remains unclaimed after a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

CAPITALIZATION

104.                        Subject to these Articles, including but not limited to Article 7, the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event, the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

105.                        The Directors shall cause proper books of account to be kept at such place as they may from time to time designate with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the

Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. Subject to the Investors’ Right Agreement, the Directors shall from time to time determine whether and to what extent and at what times and places, and under what conditions or regulations, the accounts and books of the Company or any of them shall be open to inspection of Members not being Directors and no such Member shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute or authorized by the Directors or the Company in general meeting.

106.                        The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

107.                        The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

108.                        Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

109.                        Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an exempted company and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

110.                        Except as otherwise provided in these Articles, notices shall be in writing. Notice may be given by the Company to any Member either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such Member or to such Member’s address as shown in the Register of Members (or where the notice is given by electronic mail by sending it to the electronic mail address provided by such Member).

111.                        Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days (not including Saturdays or Sundays or public holidays) after the letter containing the same is sent as aforesaid. Where a notice is sent by fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by electronic mail, service shall be deemed to be effected by transmitting the electronic mail to the electronic mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent and it shall not be necessary for the receipt of the electronic mail to be acknowledged by the recipient.

112.                        A notice may be given by the Company to the Person or Persons that the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices that are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

113.                        Notice of every general meeting shall be given in any manner hereinbefore authorised to every Person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every Person upon whom the ownership of a Share devolves by reason of his or her being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his or her death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

114.                        Whenever any notice is required by law or these Articles to be given to any Director, member of a committee or Member, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

WINDING UP

115.                        If the Company shall be wound up, assets available for distribution amongst the Members shall be distributed, in accordance with Articles 7 and 8.

116.                        If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to Articles 7 and 8, determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

117.                        To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses that they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his or her office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee. Except with respect to proceedings to enforce rights to indemnification pursuant to this Article, the Company shall indemnify any such indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article 117 shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent provided by, and subject to the requirements of, applicable law, so long as the indemnitee agrees with the Company to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article.

118.                        To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

FINANCIAL YEAR

119.                        Unless the Directors otherwise prescribe, the financial year of the Company shall end on the 31st of December in each year and, following the year of incorporation, shall begin on the 1st of January in each year.

TRANSFER BY WAY OF CONTINUATION

120.                        If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.